Exhibit 10.17(a)


________________________________________________________________________________
________________________________________________________________________________

                      AMENDED AND RESTATED CREDIT AGREEMENT


                           Dated as of April 29, 1998

   (Amending and Restating the Credit Agreement, dated as of January 21, 1997, as amended by the First Amendment, dated as of February 27, 1997, the Second Amendment, dated as of April 14, 1997 and
                the Third Amendment, dated as of April 23, 1997)


                                      Among

                            GENERAL CIGAR CO., INC.,
                                   as Borrower

                          GENERAL CIGAR HOLDINGS, INC.,
                                 387 PAS CORP.,
                              CLUB MACANUDO, INC.,
                       CLUB MACANUDO (CHICAGO), INC., and
                            VILLAZON & COMPANY, INC.
                                  as Guarantors

                                       and

                  THE LENDERS FROM TIME TO TIME PARTIES HERETO

                         ------------------------------

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

________________________________________________________________________________
________________________________________________________________________________

               AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 29, 1998 (amending and restating the Credit Agreement, dated as of January 21, 1997 (the "OLD CREDIT AGREEMENT"), as amended February 27, 1997, April 14, 1997 and April 23, 1997), by and among General Cigar Co., Inc., a Delaware corporation (the "BORROWER"), General Cigar Holdings, Inc., a Delaware corporation ("HOLDINGS"), 387 PAS Corp., a New York corporation ("387"), Club Macanudo, Inc., a New York corporation ("CLUB"), Club Macanudo (Chicago), Inc., an Illinois corporation ("CLUB CHICAGO"), Villazon & Company, Inc., a Delaware corporation ("NEW VILLAZON"), the several banks and other financial institutions from time to time parties to this Amended and Restated Agreement (collectively, the "LENDERS"), and The Chase Manhattan Bank, a New York banking corporation, as agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT").


                              W I T N E S S E T H :
                              ---------------------

               WHEREAS, pursuant to the Old Credit Agreement, the Lenders parties thereto and the Administrative Agent have agreed to extend credit to the Borrower;

               WHEREAS, the Borrower has requested that the Old Credit Agreement be amended and restated as hereinafter provided; and

               WHEREAS, the parties hereto are willing to agree to such amendment and restatement;

               NOW, THEREFORE, the parties hereto hereby agree that on the Amendment and Restatement Effective Date (as hereinafter defined), the Old Credit Agreement will be amended and restated in its entirety as follows:

                          SUBSECTIONS 1.1 THROUGH 10.7
                          ----------------------------

               Subsections 1.1 through 10.7 of the Old Credit Agreement, in each case with their respective existing subsection and Section designations, are hereby incorporated herein by reference as if set forth in full herein, except that for purposes of such incorporation by reference:

               1. Section 1 of the Old Credit Agreement shall be deemed amended by deleting therefrom the definition of "Revolving Credit Termination Date" and substituting in lieu thereof the following definition:

                    "REVOLVING CREDIT  TERMINATION  DATE": the date which is the third  anniversary  of the  Amendment and  Restatement  Effective
               Date.

               2. Section 1 of the Old Credit Agreement shall be deemed amended by inserting the following new definitions in correct alphabetical order:

                    "AMENDED AND RESTATED AGREEMENT":  this Amended and Restated
               Credit Agreement, as amended, supplemented or modified from time to time.

                    "AMENDMENT  AND  RESTATEMENT  EFFECTIVE  DATE":  the date on which each of the  conditions  precedent  specified in subsection
               4.3 shall have been satisfied.

                    "OLD CREDIT  AGREEMENT":  as defined in the recitals to this
               Amended and Restated Agreement.

               3. Sections 2.3 and 2.11 of the Old Credit Agreement shall be deemed amended to read in their entirety as follows:

                    "2.3 PROCEDURE FOR REVOLVING CREDIT BORROWING.  The Borrower
               may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Working Day, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or on any Business Day, otherwise, PROVIDED that the Borrower shall give the Administrative Agent and the Lenders irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Working Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,
               (iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Alternate Base Rate Loans, $500,000 or a whole multiple of $500,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $500,000 or a whole multiple of $500,000 in excess thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Subject to the satisfaction of the conditions precedent set forth in Section 4, such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent."

                    "2.11 MINIMUM  AMOUNTS AND MAXIMUM  NUMBER OF TRANCHES.  A11
               Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $500,000 or a whole multiple of $500,000 in excess thereof. No more than ten Tranches may be outstanding at any time."

               4. Section 2 of the Old Credit Agreement shall be deemed amended by adding thereto the following new subsection 2.20:

                    "2.20 EXPANSION  FACILITY.  (a) At any time and from time to time after the Amendment and Restatement Effective Date the Borrower may (unless it shall previously have reduced the Revolving Credit Commitments pursuant to subsection 2.5) cause the Revolving Credit Commitments to be increased up to a maximum aggregate total of one hundred million dollars ($100,000,000) through the increase in the Revolving Credit Commitments of one or more of the Lenders and/or the addition of one additional bank or other financial institution as a Lender.

                    (b) Any additional bank or other financial  institution that elects to become a party to this Agreement shall execute a New Lender Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit G (a "NEW LENDER SUPPLEMENT"), whereupon such bank or other financial institution shall become a Lender for all purposes and to the same extent as if it had executed this Agreement as a party hereto and shall be bound by and entitled to the benefits of this Agreement.

                    (c) Any Lender that agrees to increase its Revolving  Credit
               Commitment in accordance with this subsection shall execute a Commitment Increase Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit H (a "COMMITMENT INCREASE SUPPLEMENT"), whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Credit Commitment as so increased.

                    (d) On each date upon which the Revolving Credit Commitments shall be increased pursuant to this subsection, Schedule I shall be deemed amended to include the amount of such increase, and each Loan, if any, outstanding on such date shall be repaid on such date to the Administrative Agent for the account of the Lender to which such Loan is owed, in each case in accordance with this Amended and Restated Agreement; each such repayment shall be accompanied by payment in full to each Lender by the Borrower of (i) all accrued interest owed to such Lender by the Borrower under this Amended and Restated Agreement and
               (ii) all unpaid amounts, if any, required to be paid to such Lender by the Borrower pursuant to this Amended and Restated Agreement (which, for purposes hereof, shall include payment of all fees accrued for the account of such Lender pursuant to subsection 2.4 of this Amended and Restated Agreement); and loans in the aggregate amount requested by the Borrower in accordance with this Amended and Restated Agreement, if any, shall be made by the Lenders on the date of such increase in accordance with this Amended and Restated Agreement.

               5. Sections 3.1(a) and 3.2 of the Old Credit Agreement shall be deemed amended to read in their entirety as follows:

                    "3.1 FINANCIAL  CONDITION.  Each of (i) the audited combined balance sheets of Holdings as at November 29, 1997 and November 30, 1996 and the related audited combined statements of operations and of cash flows for the fiscal years ended on November 29, 1997 and November 30, 1996 (said financial statements having been audited by Price Waterhouse LLP), copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the combined financial condition of Holdings as at such dates, and the combined results of its operations and its combined cash flows for the fiscal periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants, and as disclosed therein). Neither Holdings nor any of its Subsidiaries had, at the date of the balance sheets referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from November 29, 1997 to and including the date hereof there has been no sale, transfer or other disposition by Holdings or any of its Subsidiaries of any material part of its business or property, and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the combined financial condition of Holdings and its Subsidiaries, taken as a whole, at November 29, 1997."

                    "3.2 NO CHANGE.  Since  November  29, 1997 there has been no change, and no development or event involving a prospective change, which has had or could reasonably be expected to have a Material Adverse Effect, and Holdings and its Subsidiaries have made no Restricted Payments."

               6. Section 3 of the Old Credit Agreement shall be deemed amended by adding thereto the following new subsections 3.23 and 3.24:

                    "3.23  YEAR 2000  MATTERS.  Any  reprogramming  required  to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by Holdings, the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of Holdings, the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, will be completed by June 30, 1999. The costs to Holdings, the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of
               Holdings, the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Amended and Restated Agreement to be, sufficient for the conduct of their business as currently conducted."

                    "3.24   REPRESENTATIONS  AND  WARRANTIES  ON  AMENDMENT  AND
               RESTATEMENT EFFECTIVE DATE. The representations and warranties made by the Borrower in subsections 3.1 through 3.23 are true and correct in all material respects on and as of the Amendment and Restatement Effective Date, as if made on and as of the Amendment and Restatement Effective Date, except to the extent such representations and warranties expressly relate to an earlier date."

               7. Section 4 of the Old Credit Agreement shall be deemed amended by adding thereto the following new subsection 4.3:

                    "4.3 CONDITIONS TO AMENDMENT AND RESTATEMENT EFFECTIVE DATE.
               The Amendment and Restatement Effective Date shall be the date on which the following conditions precedent are satisfied:

                    (a) the  Administrative  Agent shall have received a copy of this Amended and Restated Agreement and, for the account of each Lender, a Note, each duly executed and delivered by the Borrower, together with a certificate of the Secretary or Assistant
               Secretary of the Borrower as to the incumbency and specimen signatures of the officers of the Borrower who are authorized to execute this Amended and Restated Agreement, the Notes and each other document to be executed and delivered by the Borrower pursuant hereto;

                    (b) each Loan,  if any,  outstanding  on the  Amendment  and
               Restatement Effective Date shall be repaid on the Amendment and Restatement Effective Date to the Administrative Agent for the account of the Lender to which such Loan is owed, in each case in accordance with the Old Credit Agreement; each such repayment shall be accompanied by payment in full to each Lender by the Borrower of (i) all accrued interest owed to such Lender by the Borrower under the Old Credit Agreement and (ii) all unpaid amounts, if any, required to be paid to such Lender by the Borrower pursuant to the Old Credit Agreement (which, for purposes hereof, shall include payment of all fees accrued for the account of such Lender pursuant to subsection 2.4 of the Old Credit Agreement); and loans in the aggregate amount requested by the Borrower in accordance with this Amended and Restated Agreement, if any, shall be made by the Lenders on the Amendment and Restatement Effective Date in accordance with this Amended and Restated Agreement;

                    (c) the Administrative Agent shall have received a favorable opinion of counsel for the Borrower, in form and substance satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request;

                    (d) the  Administrative  Agent shall have  received,  with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing
               (i) the execution, delivery and performance of this Amended and Restated Agreement, the Notes and/or the other Loan Documents to which it is a party and (ii) in the case of the Borrower, the increase in the amount of the Revolving Credit Commitments contemplated hereunder, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Amendment and

               Restatement Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect, and shall be in form and substance satisfactory to the Administrative Agent; and

                    (e) all other documents which the  Administrative  Agent may reasonably request in connection with the transactions contemplated by this Amended and Restated Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel."

               8. Sections 6.4, 6.9 and 6.10 of the Old Credit Agreement shall be deemed amended to read in their entirety as follows:

                    "6.4  LIMITATION ON GUARANTEE  OBLIGATIONS.  Create,  incur, assume or suffer to exist any Guarantee Obligation except (a) Guarantee Obligations existing on the date hereof and listed on
               Schedule VI and (b) the Guarantee Obligations created pursuant to
               Section 9, or amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of any Guarantee Obligations described in clauses (a), (b) and (c)."

                    "6.9 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any
               advance, loan, or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                    (a) extensions of trade credit in the ordinary course of business;

                    (b) investments in Cash Equivalents;

                    (c) investments or advances by Holdings (other than investments or advances made directly or indirectly for the purposes of the development of real estate) in or to its Restricted Subsidiaries and investments or advances by such Restricted Subsidiaries in or to Holdings and in or to other Restricted Subsidiaries of Holdings; and

                    (d) investments or advances by Holdings or any of its Restricted Subsidiaries in an amount not to exceed $35,000,000 in the aggregate for the purpose of acquiring assets (other than assets covered by subsection 6.11) or businesses, PROVIDED, that, in the case of the acquisition of the Capital Stock of any Material Subsidiary the provisions of subsection 5.8 shall be complied with in connection therewith.

                    "6.10 LIMITATION ON RESTRICTED PAYMENTS. Make any Restricted
               Payment or make any optional payment on (including, without limitation, by means of the exercise of a right of setoff) or redemption or purchase of any Indebtedness owing to any Person other than a member of the Holdings Group (other than the Notes but including, without limitation, the Seller Notes) or amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of any such Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), except that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom:

                    (a) Holdings may at any time pay regular quarterly dividends on shares of its issued and outstanding common stock in an amount such that the aggregate of such dividend payments made subsequent to December 2, 1995 do not exceed $5,000,000 plus 50% of aggregate Consolidated Net Income of Holdings for the period commencing December 3, 1995 and ending on the last day of the then most recently ended fiscal period for which financial statements shall have been delivered to the Lenders pursuant to subsection 5.1(a) or (b); PROVIDED, that prior to the payment of any dividends, Holdings shall have delivered to the Administrative Agent and the Lenders a certificate of a Responsible Officer showing in detail the calculation of the amount of dividends payable;

                    (b) prepayments of Indebtedness in connection with a refinancing thereof permitted by subsection 6.2(b); and

                    (c) purchases by the Borrower of shares of the outstanding common stock of the Borrower in an amount not to exceed $20,000,000 in aggregate."

               9. Schedules I through VI to the Old Credit Agreement shall each be deemed amended to read in their entirety as set forth in Schedules I through VI attached hereto, respectively.

               10. The Old Credit Agreement shall be deemed amended to add thereto new Exhibits G and H in the respective forms thereof attached hereto.


                         SUBSECTIONS 10.8 THROUGH 10.13
                         ------------------------------

               10.8 COUNTERPARTS. This Amended and Restated Agreement may be executed by one or more of the parties to this Amended and Restated Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amended and Restated Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

               10.9 SEVERABILITY. Any provision of this Amended and Restated Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               10.10 INTEGRATION. This Amended and Restated Agreement, the Notes and the other Loan Documents to which the Borrower is a party represent the entire agreement of the Borrower, the Guarantors which are parties hereto, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises or representations by the Borrower, any such Guarantor, the Administrative Agent or any Lender relative to subject matter hereof or thereof not stated or referred to herein or in the other Loan Documents.

               10.11 GOVERNING LAW. THIS AMENDED AND RESTATED AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDED AND
RESTATED AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               10.12 SUBMISSION TO JURISDICTION. Each of the Borrower and each Guarantor which is a party hereto hereby irrevocably and unconditionally:

                    (a) submits for itself and its  property in any legal action or proceeding relating to this Amended and Restated Agreement, the Notes and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York for New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                    (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                    (c) agrees  that  service  of process in any such  action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

                    (d) agrees that  nothing  herein  shall  affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

               10.13 WAIVER OF JURY TRIAL. THE BORROWER, THE GUARANTORS WHICH ARE PARTIES HERETO, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDED AND RESTATED AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

               10.14 SCHEDULES AND EXHIBITS. Schedules VII through IX and Exhibits A-1 through F of the Old Credit Agreement are hereby incorporated by reference as Schedules VII through IX and Exhibits A-1 through F hereto, respectively.

               IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                                        GENERAL CIGAR CO., INC., as Borrower

                                        By  /s/ A. Ross Wollen
                                           --------------------------
                                        Title:  Secretary


                                        GENERAL  CIGAR  HOLDINGS,   INC.,  as  a
                                        Guarantor

                                        By  /s/ A. Ross Wollen
                                           --------------------------
                                        Title:  Secretary


                                        387 PAS CORP., as a Guarantor

                                        By  /s/ A. Ross Wollen
                                           --------------------------
                                        Title:  Secretary


                                        CLUB MACANUDO, INC., as a Guarantor

                                        By  /s/ A. Ross Wollen
                                           --------------------------
                                        Title:  Secretary


                                        CLUB  MACANUDO  (CHICAGO),  INC.,  as  a
                                        Guarantor

                                        By  /s/ David Danziger
                                           --------------------------
                                        Title:   Vice-President

                                        VILLAZON & COMPANY, INC., as a Guarantor

                                        By  /s/ A. Ross Wollen
                                           --------------------------
                                        Title:  Secretary


                                        THE    CHASE    MANHATTAN    BANK,    as
                                        Administrative Agent and as a Lender

                                        By  /s/ [ILLEGIBLE]
                                           --------------------------
                                        Title:   Vice-President


                                        THE BANK OF NOVA SCOTIA, as a Co-Agent and as a Lender

                                        By  /s/ [ILLEGIBLE]
                                           --------------------------
                                        Title:   Vice-President


                                        FLEET NATIONAL BANK, as a Co-Agent and as a Lender

                                        By  /s/ [ILLEGIBLE]
                                           --------------------------
                                        Title:   Vice-President


                                        THE BANK OF NEW YORK, as a Lender

                                        By  /s/ [ILLEGIBLE]
                                           --------------------------
                                        Title:   Vice-President